Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

IMMIX BIOPHARMA, INC.

Table 1: Newly Registered and Carry Forward Securities										☐ Not Applicable

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	457(o)
Fees to be Paid	1	Equity	Preferred Stock, $0.0001 par value per share	457(o)
Fees to be Paid	1	Debt	Debt securities	457(o)
Fees to be Paid	1	Other	Warrants	457(o)
Fees to be Paid	1	Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			$636,849,470.95	$0.0001381	$87,948.91
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, $0.0001 par value per share	457(a)(6)
Carry Forward Securities	1	Equity	Preferred Stock, $0.0001 par value per share	457(a)(6)
Carry Forward Securities	1	Debt	Debt securities	457(a)(6)
Carry Forward Securities	1	Other	Warrants	457(a)(6)
Carry Forward Securities	1	Other	Units	457(a)(6)
Carry Forward Securities	1	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)			$113,150,529.05			S-3	333-269100	01-11-2023	$12,469.18
			Total Offering Amounts:				$750,000,000		$87,948.91
			Total Fees Previously Paid:
			Total Fee Offsets:						$0.00
			Net Fee Due:						$87,948.91

(1)	Represents securities that may be offered and sold from time-to-time in one or more offerings by the Registrant.

This registration statement covers an indeterminate amount and number of securities of each identified class of securities up to a proposed maximum aggregate offering price of $750,000,000, which may be offered from time to time in unspecified numbers and indeterminate prices, and as may be issued upon conversion, exchange, or exercise of any securities registered hereunder, including any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on conversion, redemption, repurchase or exchange of other securities. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of securities that may become issuable as a result of stock splits, stock dividends or similar transactions relating to the securities registered hereunder.

Pursuant to Rule 415(a)(6), the securities being registered hereunder include $113,150,529.05 of unsold securities which remain unsold as of the date hereof (the “Unsold Securities”) previously registered by the registrant’s registration on Form S-3 (File No. 333-269100) which was initially filed with the Securities and Exchange Commission on January 3, 2023 and declared effective on January 11, 2023 (the “Prior Registration Statement”). The aggregate filing fee paid in connection with such Unsold Securities was $12,469.18 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) and will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities carried forward in this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement, if any. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.